Exhibit 10.2

LONING AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 12th DAY OF December, 2007 (the "Effective Date") in replacement of a Mineral Rights Acquisition Agreement (the “Preceding Agreement”) dated the 29th day of August, 2007. The purpose of this Agreement is to clarify terminology used in the Preceding Contract and remove ambiguities in Schedule A which were created when Schedule A of the Preceding Contract, which was written and signed in Chinese, had been translated to English.

BETWEEN:

WORLD FORTUNE ENTERPRISE INC., a British Columbia private
corporation with offices at  870 East 54th Ave, Vancouver, British
Columbia, V5X 1L7, Canada;
(“World Fortune”)

AND:

ASIAN DRAGON GROUP INC., a Nevada publicly traded corporation with offices at suite 1100 – 475 Howe Street, Vancouver, British
Columbia, V6C 2B3;
(“Asian Dragon”)

PREAMBLE:

The Loning Property consists of a 9.1 sq km Exploration License (the “Loning Exploration License”) which is located in the northwest part of Luoning County, Henan Province, People’s Republic of China (the “Loning Property”).

Under Chinese law foreigners may not be directly granted exploration licenses. Instead a foreign corporation must join with a Chinese partner and form a Sino-Foreign Joint Venture Company (“JV”) which must be licensed as a business prior to any applications for an exploration license.

No Mining License is currently issued to any of the parties in this Agreement (the “Loning Agreement”) regarding the Loning Property.

The Loning Property has no probable or proven reserves.

The arrangements which form the structure of this contract are as follows:

1)	To create opportunities to explore properties in China, World Fortune partnered with a private Chinese company (the “Chinese Partner”) to form a JV named Henan Yunfeng Resource of Mining Development Co. Ltd. (“Yunfeng”). World Fortune holds a 70% interest of Yunfeng and the Chinese Partner holds a 30% interest. This JV applied for and received a Joint Venture Business License from the People’s Republic of China (the “Chinese Government).

2)	Under their JV Agreement, World Fortune committed to contribute funding to the JV and the Chinese Partner committed to contribute the Exploration License for the Loning Property, which had already been issued to the Chinese Partner (the “Loning Exploration License”), once World Fortune had fulfilled all its funding commitments.

3)	Asian Dragon engaged World Fortune under an Agency and Cooperative Agreement to act as Asian Dragon’s agent and source opportunities for Asian Dragon in China.

4)	World Fortune proposed to Yunfeng and Yunfeng accepted an offer for World Fortune to purchase 70% of a 100% interest in the Loning Exploration License upon full payment for the Loning Exploration License per the payment schedule included in a China Mineral Properties Rights Purchase Agreement (the “Loning China Rights Agreement”) signed by World Fortune and Yunfeng on August 8, 2007. The intent of this Loning China Rights Agreement was to provide WFEI with a method to effect the legal logistics to pass title of its 70% interest in the Loning Exploration License into a separate Agreement which it could then sell or assign to a third party.

5)	World Fortune proposed to Asian Dragon and Asian Dragon accepted an offer for Asian Dragon to purchase the Loning Exploration License upon assumption of World Fortune’s obligations under the Loning China Rights Agreement and payment of share grants to World Fortune and World Fortune or its nominees. To acquire the Loning Exploration License Asian Dragon must fulfill all payments referenced in the Loning China Rights Agreement. The governing agreement which executes this contract is this Loning Agreement.

6)	Asian Dragon will not have ownership of the Loning Exploration License until it has fully completed the payment terms included in this Loning Agreement and because the incorporated Loning China Rights Agreement includes a damages clause which would come into force if Asian Dragon were to abandon its obligations under this Loning Agreement, Asian Dragon has determined that this Loning Agreement does not meet the characteristics required to record it as an option and therefore a liability has been recorded in Asian Dragon’s financial statements pertaining to this Loning Agreement.

7)	Once Asian Dragon has completed all payments required by this Loning Agreement, it will be deemed to have title to and will own 70% of a 100% interest in the Loning Exploration License. Yunfeng will own the remaining 30% of the Loning Exploration License, but this position may be reduced if Asian Dragon makes additional payments under this Loning Agreement.

CLARIFICATION OF TRANSLATION MATTERS IN SCHEDULE A - China Mineral Properties Rights Purchase Agreement:
1)	Irrespective of any titles in the attached Loning China Rights Agreement (hereinafter referred to as “Schedule A”) describing Schedule A as pertaining to “Mineral Properties Rights”, no Mineral Properties Rights as the term is commonly used in North American currently exist regarding the Loning Property. This clarification is based on the fact that the North American commonly used definition of “Mineral Properties Rights” generally describes title to probable or proven mining reserves.

2)	Irrespective of any language in Schedule A describing the Loning Property as a “mine”, no mine as the term is commonly used in North American exists on the 9.1 sq km area which comprises the Loning Property as defined in this Loning Agreement.

3)	The terms: “mine”; “Exploration Permitted Area”; “mineral property rights”; “mineral properties”; “Mineral Property”; “License”; “mining and exploration license areas”; and “Permit” all refer to the Loning Exploration License which is an exploration license.

4)	The use of the terms: “mining operations” and “ore production” does not mean that the Loning Property is a producing mine or that it has probable or proven reserves. These terms were generically used and refer to previous exploration activities on the property.

5)	Paragraph 11 of Schedule A which states: “This Agreement is binding immediately upon signing and the non performance Party of this Agreement which can result in harm to the other party shall be responsible for all the economic losses”, should have read: “This Agreement is binding immediately upon signing and if either Party is responsible for non performance under the terms of this Agreement which results in harm to the other Party, the non-performing Party shall be responsible for all economic losses”.

TERMS:

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious and base metals industries in China;

AND WHEREAS Asian Dragon is a Nevada corporation whose securities trade on the NASDAQ OTCBB as well as on the Frankfurt Exchange, and whose business is the acquisition and exploitation of  precious and base metals projects and properties of merit;

AND WHEREAS  World Fortune and Asian Dragon entered into a Mineral Rights Acquisition Agreement dated August 29, 2007 relating to and exploration permit for the Loning Property in China, such agreement which is being expressly amended and replaced by this Loning Agreement;

AND WHEREAS World Fortune has entered into a China Mineral Properties Rights Purchase Agreement (the “Loning China Rights Agreement”) attached and incorporated into this Loning Agreement as “Schedule A” for the purchase of a 70% interest of the 100% interest in the Loning Exploration License from Yunfeng;

AND WHEREAS Asian Dragon has agreed to purchase rights to the Loning Exploration License from World Fortune in exchange for Asian Dragon assuming World Fortune’s responsibility for the total investment owed by World Fortune and detailed in the Loning China Rights Agreement and a grant of Asian Dragon common shares to World Fortune as consideration for World Fortune’s provision of this option to Asian Dragon;

AND WHEREAS World Fortune wishes to sell to Asian Dragon, and Asian Dragon wishes to buy from World Fortune, World Fortune’s full rights to the Loning Exploration License upon execution of this Loning Agreement.

NOW THEREFORE THIS LONING AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.            Representations and Warranties of World Fortune

1.1          In order to induce Asian Dragon to enter into this Loning Agreement and complete the transactions contemplated under this Loning Agreement, World Fortune represents and warrants to Asian Dragon that:

(a)	World Fortune is, and will remain during the term of this Loning Agreement until formal assignment is made to Asian Dragon, the registered and beneficial owner of the Loning Exploration License pursuant to the Loning China Rights Agreement with Yunfeng and such Rights are free and clear of all transfer, assignment or other restrictions, liens, charges and encumbrances of any kind whatsoever;

(b)	World Fortune has good and sufficient right and authority to enter into this Loning Agreement and the Loning China Rights Agreement and carry out its obligations under both agreements;

(c)	World Fortune has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to transfer its legal and beneficial title and ownership of the Loning Exploration License to Asian Dragon; and

(d)	World Fortune acknowledges that full payment for the Loning Exploration License will be deemed to have taken place once all stock payments required in Section 3 of this Loning Agreement have been made to World Fortune by Asian Dragon and World Fortune has subsequently, and in a timely manner, used such payments from Asian Dragon as are required to fulfill World Fortune’s payment responsibilities under the Loning China Rights Agreement with Yunfeng based on the schedule included in the Loning China Rights Agreement.

1.2          The representations and warranties of World Fortune contained in this Loning Agreement shall be true at the time of closing as though such representations and warranties were made at the time of closing.

2.            Representations and Warranties of Asian Dragon

2.1          In order to induce World Fortune to enter into this Loning Agreement and complete the transactions contemplated under this Loning Agreement, Asian Dragon represents and warrants to World Fortune that Asian Dragon has good and sufficient right and authority to enter into this Loning Agreement and has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to carry out its obligations contemplated under this Loning Agreement.

2.2          The representations and warranties of Asian Dragon contained in this Loning Agreement shall be true at the time of closing as though such representations and warranties were made at the Time of Closing.

3.            Payments

3.1          Subject to the terms of this Loning Agreement, Asian Dragon will make payments to World Fortune based on the payment schedule included in Schedule A of this Loning Agreement and will, upon the execution of this Loning Agreement, issue to World Fortune 250,000 shares in the capital stock of Asian Dragon and will subsequently issue a further 1,000,000 shares to World Fortune or its nominees upon initial payment by Asian Dragon under the terms of Schedule A of this Loning Agreement.

4.            General

4.1          Time and each of the terms and conditions of this Loning Agreement shall be of the essence of this Loning Agreement.

4.2          The recitals to this Loning Agreement constitute a part of this Loning Agreement.

4.3          This Loning Agreement constitutes the entire Loning Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein.

4.4          No alteration, amendment, modification or interpretation of this Loning Agreement or any provision of this Loning Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

4.5          Whenever the singular or masculine is used in this Loning Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

4.6          The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as either party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Loning Agreement.

4.7          Any notice, request, demand or other communication, or any delivery, to be given or made under this Loning Agreement as the case may be, shall be in writing and shall be delivered by hand or by telecopier to the parties at their addresses set forth on the first page of this Loning Agreement or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been delivered, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the day that it is sent.

4.8          This Loning Agreement shall not be assigned by a party hereto without the written permission of the other party.

4.9          This Loning Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

4.10          This Loning Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED
by WORLD FORTUNE ENTERPRISE INC., in
the presence of:

/s/ Samuel Lupton
Signature of Witness
Name of Witness:  Samuel Lupton
Address of Witness:  c/o 1100 – 475 Howe Street, Vancouver, BC, Canada V6C 2B3
Occupation of Witness: Lawyer

) ) ) ) ) /s/ Richard Tong ) WORLD FORTUNE ENTERPRISE INC. ) per: Richard Tong, Director ) ) )

SIGNED, SEALED & DELIVERED
by ASIAN DRAGON GROUP INC., in the
presence of:

/s/ Maxwell Sioson
Signature of Witness
Name of Witness:  Maxwell Sioson
Address of Witness:  c/o 870 East 54th Avenue, Vancouver, BC, Canada V5X 1L7
Occupation of Witness:  Management Consultant

) ) ) ) ) /s/ John Karlsson ) ASIAN DRAGON GROUP INC. ) per: John Karlsson, Director ) ) ) ) )

LONING AGREEMENT - SCHEDULE A

CHINA MINERAL PROPERTIES RIGHTS
PURCHASE AGREEMENT

Henan Yunfeng Resource of Mining Development Co. Ltd.
                                                                             (hereinafter referred to as Yunfeng)

World Fortune Enterprise Inc.
                                                                         (hereinafter referred to as WFEI)

Henan Yunfeng Resource of Mining Development Co. Ltd. has entered into a Purchase Agreement to acquire the mineral rights for a 70% interest of the Loning Mineral Property located just 3 km southwest of Loning Gold Mine. The terms and conditions are as follows:

  70% interest of the Loning Mineral Property with an Exploration Permitted Area of 9.1 km2 for a total price of Y3.65 million (US$510,000) plus work program expenditure commitments of US$500,000 in the exploration expenses within the 1st year, and a further US$500,000 on the property within the 2nd year for a total expenditure of US$1 million over 2 years.

Both Yunfeng and WFEI have completed negotiating procedures for a business arrangement. This follows the principle of maximum mutual economic results benefiting both parties having concluded this Purchase Agreement. WFEI can purchase the 70% interest for a total price of Y3.65 million (US$510,000) plus work program expenditure commitments on the following basis:

  Yunfeng agrees to sell the full mineral property rights of the 70% interest in the Loning Mineral Property with an Exploration Permitted Area of 9.1 km2 to WFEI.

  WFEI has paid Yunfeng the amount of Y2.85 million (US$400,000) as of the date of the amendment.

  WFEI further agrees to spend no less then US$500,000 in exploration expenses within the 1st year, then spend a further US$500,000 on the property within the 2nd year for a total expenditure of US$1 million over 2 years as part of the commitment for a 70% interest of the property.

  WFEI can further develop the Loning Mineral Property and expand the business. The parties are entitled to make additional investments up to a total of Y20 Million (US2.7 million). WFEI is unilaterally responsible for all capital input. Yunfeng shall always retain a minimum 15% carried interest in the mineral properties.

  WFEI shall pay the balance sum of US$110,000 by March 1, 2008 to Yunfeng. The US$500,000 budgeted exploration program for the 1st year is effective from October 1, 2007 to September 30, 2008, a further spend of US$500,000 on the property in the 2nd year effective October 1, 2008 to September 30, 2009 for a total expenditure of US$1 million over 2 years.

  Schedule “A” provides the payments terms and payment allocations.

  Yunfeng is responsible to clear out and cease all existing mining operations within the mining and exploration license areas. This also includes Yunfeng to stop their ore production, if any within the area and transfer all the properties to WFEI in the same current status when the payments are completed.

  WFEI shall provide their representatives to be stationed at the mine and exploration site when the 2nd payment is completed. Yunfeng shall be prepared to turn over all related Property Licenses (including Corporate Business License, responsibilities for all procedures of renewing Mining Licenses, Exploration License, Safety Permit, Environmental Assessment Approval Report, etc.) and all Corporate Stamps and Seals to WFEI when the purchase payments are completed.

  Yunfeng agrees and shall be responsible for all the outstanding debts, loans, payrolls, and any remaining issues on the property. WFEI shall not be held responsible until control of the properties has been transferred.

  Yunfeng shall assist WFEI to complete all the License and Permit transfers.

  This Agreement is binding immediately upon signing and the non performance Party of this Agreement that can result in harm to the other party shall be held responsible for all the economic losses.

  This Agreement is produced in quadruplicate originals and all have equal legal status.

Yunfeng Representative                                                  WFEI Representative

Stamp        << YUNFENG STAMP>>                            Stamp

Signature                                                                            Signature   /s/ Richard Tong

2007 8 8                                                                            2007 8 8

Schedule “A”

Payment Schedule

  WFEI has paid Yunfeng the amount of Y2.85 million (US$400,000) as of the date of the amendment.

  WFEI shall pay the balance sum of US$110,000 by March 1, 2008 to Yunfeng. The US$500,000 budgeted exploration program for the 1st year is effective from October 1, 2007 to September 30, 2008, a further spend of US$500,000 on the property in the 2nd year is effective October 1, 2008 to September 30, 2009 for a total expenditure of US$1 million over 2 years.

Note

WFEI can further develop the properties and expand the business of Loning Mineral Property as part of Project Luogold. The parties are entitled to make an additional investment up to a total of Y25 million. WFEI is unilaterally responsible for all the capital input. Yunfeng shall always retain a minimum 15% carried interest in the mineral properties.